Exhibit 3.1

COMPANIES OFFICE

OFFICE D COMPACN I ES

Certificate of Incorporation	Certificat de constitution

I certify that	Je certifie que

Snow Lake Resources Ltd.

incorporated under The Corporations Act in accordance with the attached Articles effective	constituee en vertu de la Loi sur Jes corporations conformement aux statuts ci-joints prenant effet le

25 MAY/MAI 2018

eputy 1rector irec eur a Join
The Corporations Act/ Loi sur les corporations

10018421
Registry Number / Numero de registre

The Corporations Act ARTICLES OF INCORPORATION (share capital)

1.	Name of Corporation
Snow Lake Resources Ltd.

2.	The address in full of the registered office (include postal code)

2200 - 201 PORTAGE AVENUE
WINNIPEG MB R3B 3L3

3.	Number (or minimum and maximum number) of directors
MINIMUM 1; MAXIMUM 5;

4.	First directors

Name in full	Address in full (include postal code)
JEFFREY A. KOWALL	2200 - 201 PORTAGE AVENUE WINNIPEG MB R3B 3L3

5.	The classes and any maximum number of shares that the corporation is authorized to issue

UNLIMITED CLASS A COMMON	UNLIMITED CLASS A PREFERENCE
UNLIMITED CLASS B COMMON	UNLIMITED CLASS B PREFERENCE
UNLIMITED CLASS C COMMON	UNLIMITED CLASS C PREFERENCE
UNLIMITED CLASS D COMMON

6.	The rights, privileges, restrictions and conditions attaching to the shares, if any

THE ANNEXED SCHEDULE I IS INCORPORATED IN THIS FORM.

7.	Restrictions, if any, on share transfers

NO SECURITIES IN THE CAPITAL OF THE CORPORATION SHALL BE TRANSFERRED WITHOUT THE CONSENT OF THE DIRECTORS OF THE CORPORATION EXPRESSED BY A RESOLUTION PASSED BY THE DIRECTORS OR BY AN INSTRUMENT OR INSTRUMENTS IN WRITING SIGNED BY SUCH DIRECTORS.

8.	Restrictions, if any, on business the corporation may carry on

NONE

9.	Other provisions, if any

THE ANNEXED SCHEDULE II IS INCORPORATED IN THIS FORM.

10.	I have satisfied myself that, the proposed name of the corporation is not the same as or similar to the name of any known body corporate, association, partnership, individual or business so as to be likely to confuse or mislead.

11.	Incorporators

Name in full	Address in full (include postal code)	Signature
JEFFREY A. KOWALL	2200 - 201 PORTAGE AVENUE WINNIPEG MB R3B 3L3

Note:	If any First Director named in paragraph 4 is not an Incorporator, a Form 3 “Consent to Act as a First Director” must be attached. State the full civic address in paragraphs 2, 4 and 11- a P.O. box number alone is not acceptable.

Available in alternate formats, upon request

SCHEDULE I

ATTACHED TO AND FORMING PART OF

ARTICLES OF INCORPORATION FOR

Snow Lake Resources Ltd.

(the “Corporation”)

Class A Common Shares - Voting

A. The Class A Common shares shall have attached thereto the following rights, privileges, restrictions and conditions, as well as any rights, privileges, restrictions and conditions to which the Class A Common shares are made subject pursuant to any other clause herein:

(a)	The holders of Class A Common shares shall be entitled to receive notice of and to attend all meetings of the shareholders of the Corporation and shall be entitled to one (1) vote thereat for each Class A Common share then held by them respectively.

(b)	The holders of Class A Common shares shall be entitled to such dividends as may be declared thereon from time to time by the Board of Directors of the Corporation in its discretion. The aggregate amount of dividends to be declared or paid or set apart for payment on the Class A Common shares shall be shared rateably among the Class A Common shares then issued and outstanding.

(c)	In the event of the liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of the Class A Common shares shall be entitled to receive from the assets and the property of the Corporation for each such share held by them a sum equivalent to the stated capital account maintained for the Class A Common shares divided by the number of Class A Common shares then outstanding before any amount shall be paid to the holders of Class B Common shares, Class C Common shares, Class D Common shares or any other shares ranking junior to the Class A Common shares.

(d)	After the payment to holders of Class A Common shares of the amounts payable to them as provided in clause (c) above and payment to the Class B Common shares in B(c), and the Class C Common shares in C(c) and the Class D Common shares in D(c), the holders of the Class A Common shares shall be entitled to receive rateably among themselves and among the holders of the Class B Common shares, Class C Common shares and Class D Common shares the remaining assets and property of the Corporation.

Class B Common Shares - Voting

B. The Class B Common shares shall have attached thereto the following rights, privileges, restrictions and conditions, as well as any rights, privileges, restrictions and conditions to which the Class B Common shares are made subject pursuant to any other clause herein:

(a)	The holders of Class B Common shares shall be entitled to receive notice of and to attend all meetings of the shareholders of the Corporation and shall be entitled to one (1) vote thereat for each Class B Common share then held by them respectively.

(b)	The holders of Class B Common shares shall be entitled to such dividends as may be declared thereon from time to time by the Board of Directors of the Corporation in its discretion. The aggregate amount of dividends to be declared or paid or set apart for payment on the Class B Common shares shall be shared rateably among the Class B Common shares then issued and outstanding.

(c)	In the event of the liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, after the payment to holders of the Class A Common shares of the amounts payable to them as provided in clause A(c) hereof, the holders of Class B Common shares shall be entitled to receive from the assets and the property of the Corporation for each such share held by them a sum equivalent to the stated capital account maintained for the Class B Common shares divided by the number of Class B Common shares then outstanding before any amount shall be paid to the holders of Class C Common shares, Class D Common shares or any other shares ranking junior to the Class B Common shares.

(d)	After the payment to holders of Class B Common shares of the amounts payable to them as provided in clause (c) above and payment to the Class C Common shares in C(c) and the Class D Common shares in D(c), the holders of the Class B Common shares shall be entitled to receive rateably among themselves and among the holders of the Class A Common shares, Class C Common shares and Class D Common shares the remaining assets and property of the Corporation.

Class C Common Shares - Non-Voting

C. The Class C Common shares shall have attached thereto the following rights, privileges, restrictions and conditions, as well as any rights, privileges, restrictions and conditions to which the Class C Common shares are made subject pursuant to any other clause herein:

(a)	The holders of Class C Common shares shall not, as such, be entitled to receive notice of or to attend any meeting of the shareholders of the Corporation and shall not be entitled to vote at any such meeting, except as specifically otherwise provided in The Corporations Act (Manitoba) (the “Act”).

(b)	The holders of Class C Common shares shall be entitled to such dividends as may be declared thereon from time to time by the Board of Directors of the Corporation in its discretion. The aggregate amount of dividends to be declared or paid or set apart for payment on the Class C Common shares shall be shared rateably among the Class C Common shares then issued and outstanding.

(c)	In the event of the liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, after the payment to holders of the Class A Common shares and Class B Common shares of the amounts payable to them as provided in clauses A(c) and B(c) hereof, the holders of Class C Common shares shall be entitled to receive from the assets and the property of the Corporation for each such share held by them a sum equivalent to the stated capital account maintained for the Class C Common shares divided by the number of Class C Common shares then outstanding before any amount shall be paid to the holders of Class D Common shares or any other shares ranking junior to the Class C Common shares.

(d)	After the payment to holders of Class C Common shares of the amounts payable to them as provided in clause (c) above and payment to the Class D Common shares in D(c), the holders of the Class C Common shares shall be entitled to receive rateably among themselves and among the holders of the Class A Common shares, Class B Common shares and Class D Common shares the remaining assets and property of the Corporation.

Class D Common Shares - Non-Voting

D. The Class D Common shares shall have attached thereto the following rights, privileges, restrictions and conditions, as well as any rights, privileges, restrictions and conditions to which the Class D Common shares are made subject pursuant to any other clause herein:

(a)	The holders of Class D Common shares shall not, as such, be entitled to receive notice of or to attend any meeting of the shareholders of the Corporation and shall not be entitled to vote at any such meeting, except as specifically otherwise provided in the Act.

(b)	The holders of Class D Common shares shall be entitled to such dividends as may be declared thereon from time to time by the Board of Directors of the Corporation in its discretion. The aggregate amount of dividends to be declared or paid or set apart for payment on the Class D Common shares shall be shared rateably among the Class D Common shares then issued and outstanding.

(c)	In the event of the liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, after the payment to holders of the Class A Common shares, Class B Common shares and Class C Common shares of the amounts payable to them as provided in clauses A(c), B(c) and C(c) hereof, the holders of Class D Common shares shall be entitled to receive from the assets and the property of the Corporation for each such share held by them a sum equivalent to the stated capital account maintained for the Class D Common shares divided by the number of Class D Common shares then outstanding before any amount shall be paid to the holders of any other shares ranking junior to the Class D Common shares.

(d)	After the payment to holders of Class D Common shares of the amounts payable to them as provided in clause (c) above, the holders of the Class D Common shares shall be entitled to receive rateably among themselves and among the holders of the Class A Common shares, Class B Common shares and Class C Common shares the remaining assets and property of the Corporation.

Class A Preference Shares - Non-Cumulative, Redeemable, Retractable, Non-Voting with Dividend of 1% -12%

E. The Class A Preference shares shall have attached thereto the following rights, privileges, restrictions and conditions:

(a)	The holders of the Class A Preference shares are entitled to receive when, as and if declared thereon by the Board, non-cumulative dividends, at a rate per annum as determined from time to time by the Board but such rate per annum shall not be less than 1% or greater than 12% of the aggregate of the Class A Preference Share Redemption Prices (as hereinafter defined) of the then outstanding Class A Preference shares, divided rateably amongst the holders thereof. If within 6 months after the expiration of any financial year of the Corporation the Board in its discretion shall not have declared the said dividend on the Class A Preference shares for such financial year then the rights of the holders of the Class A Preference shares to such dividend for such financial year are forever extinguished. The holders of the Class A Preference shares shall not be entitled to any dividends other than or in excess of the dividends hereinbefore provided for.

(b)	In the event of the liquidation, dissolution or winding up of the Corporation or other distribution of assets of the Corporation among shareholders for the purpose of winding up its affairs, the holders of the Class A Preference shares are entitled to receive, from the assets and the property of the Corporation, for each such Class A Preference share held by them, an amount equivalent to the Class A Preference Share Redemption Price (as hereinafter defined) together with all dividends declared and remaining unpaid on such Class A Preference share, before any amount may be paid or any assets or property of the Corporation may be distributed to the holders of any Class B Preference shares, Class C Preference shares or any common shares. After payment to the holders of the Class A Preference shares of the amounts so payable to them as above provided, they shall not be entitled to share in any further distribution of the assets or property of the Corporation.

(c)	The Corporation may at any time or from time to time, subject to the provisions of the Act, purchase (if obtainable) for cancellation all or any part of the Class A Preference shares then outstanding pursuant to tenders or, with the unanimous consent of the holders of all issued Class A Preference shares, by private contract at the lowest price at which, in the opinion of the Board, such shares are obtainable but not exceeding, for each Class A Preference share an amount equivalent to the Class A Preference Share Redemption Price (as hereinafter defined) and all dividends declared and remaining unpaid on such Class A Preference share. If, in response to an invitation for tenders, two or more shareholders submit tenders at the same price and if such tenders are accepted by the Corporation in whole or in part, then unless the Corporation accepts all such tenders in whole, the Corporation shall accept such tenders pro-rata disregarding fractions and the Board may make such adjustments as may be necessary to avoid the purchase of fractional parts of shares.

(d)	The Corporation may redeem at any time the whole or from time to time any part of the then outstanding Class A Preference shares on payment, subject to the provisions of s.34(2) of the Act, as now enacted or as the same may from time to time be amended, re-enacted or replaced (and in the case of such amendment, re-enactment or replacement, any references herein are read as referring to such amended, re-enacted or replaced provisions), for each Class A Preference share to be redeemed, of an amount equivalent to the aggregate fair market value, as determined by the Board, of the aggregate consideration for which such Class A Preference shares then outstanding were issued, divided by the number of Class A Preference shares then outstanding, which amount is herein referred to as the “Class A Preference Share Redemption Price”, together with all dividends declared and remaining unpaid on such Class A Preference share. Provided, however, if the Minister of National Revenue shall determine that the aggregate fair market value of the aggregate consideration for which such Class A Preference shares then outstanding were issued, is greater than or less than the fair market value as determined by the Board, then the Class A Preference Share Redemption Price is the fair market value as determined by the Minister of National Revenue or such other amount as may be finally determined by virtue of objections and/or appeals taken pursuant to the Income Tax Act (Canada) in the event that such objections and/or appeals are taken, divided by the number of Class A Preference shares then outstanding. In case a part only of the then outstanding Class A Preference shares is at any time to be redeemed, the shares so to be redeemed must be selected pro-rata disregarding fractions and the Board may make such adjustments as may be necessary to avoid the redemption of fractional parts of shares; provided that with the consent of the holders of all of the then outstanding Class A Preference shares, the Class A Preference shares to be redeemed may be selected in any other manner including without limitation the selection of all or any part of the Class A Preference shares of any particular holder or holders thereof.

(e)	In the case of redemption of Class A Preference shares under the provisions of clause (d) hereof, the Corporation shall give such notice (if any) as the Board may determine to each registered holder of Class A Preference shares to be redeemed of the intention of the Corporation to redeem such Class A Preference shares. On the date specified by the Board for redemption, the Corporation shall pay to or to the order of the registered holder of the Class A Preference shares to be redeemed, for each Class A Preference share to be redeemed, the Class A Preference Share Redemption Price together with all dividends declared and remaining unpaid on such Class A Preference share, on presentation and surrender to the Corporation of the certificate or certificates representing the Class A Preference shares to be redeemed. If any holder has not surrendered the certificate for a Class A Preference share to be redeemed, the Corporation may pay the Class A Preference Share Redemption Price and all dividends declared and remaining unpaid on such Class A Preference share to an account in any chartered bank in Canada (of which notice may be given to such holder) to be paid without interest to or to the order of the holder of such Class A Preference share called for redemption upon presentation and surrender to such bank of the certificate representing the same, and upon such deposit being made or upon the date specified by the Board for redemption, whichever is the later, the Class A Preference shares in respect whereof payment shall have been made must be redeemed and the rights of the holders thereof shall thereafter be limited to receiving without interest their proportionate part of the amounts so deposited against presentation and surrender of the said certificates held by them respectively.

(f)	The Corporation shall, at the request of any holder of Class A Preference shares and upon being given notice as hereinafter contained, redeem at any time the whole or from time to time any part of the Class A Preference shares of such holder on payment subject to the provisions of s.34(2) of the Act, as now enacted or as the same may from time to time be amended, re-enacted or replaced (and in the case of such amendment, re-enactment or replacement, any references herein are read as referring to such amended, re-enacted or replaced provisions), for each Class A Preference share to be redeemed, of an amount equivalent to the Class A Preference Share Redemption Price together with all dividends declared and remaining unpaid on such Class A Preference share.

(g)	The redemption right provided for in clause (f) hereof may be exercised by notice in writing given to the Corporation at its registered office accompanied by the certificate or certificates representing Class A Preference shares in respect of which the holder thereof desires to exercise such right of redemption and such notice must be signed by the person registered on the records of the Corporation as the holder of the Class A Preference shares in respect of which such right is being exercised or by his duly authorized attorney and shall specify the number of Class A Preference shares which the holder desires to have redeemed. Within 60 days of the date of mailing by registered mail of the notice in writing hereinbefore referred to, the Corporation shall pay or cause to be paid to or to the order of the registered holder of the Class A Preference shares to be redeemed, for each Class A Preference share to be redeemed, the Class A Preference Share Redemption Price together with all dividends declared and remaining unpaid on such Class A Preference share. If a part only of the shares represented by any certificate be redeemed, a new certificate for the balance must be issued at the expense of the Corporation.

(h)	The holders of the Class A Preference shares shall not, as such, be entitled to receive notice of or to attend any meeting of the shareholders of the Corporation and shall not be entitled to vote at any such meeting, except as specifically provided otherwise in the Act.

Class 8 Preference Shares - Non-Cumulative, Redeemable, Retractable, Non-Voting with Dividend of 1% - 12%

F. The Class B Preference shares shall have attached thereto the following rights, privileges, restrictions and conditions:

(a)	The holders of the Class B Preference shares are entitled to receive when, as and if declared thereon by the Board, non-cumulative dividends, at a rate per annum as determined from time to time by the Board but such rate per annum shall not be less than 1% or greater than 12% of the aggregate of the Class B Preference Share Redemption Prices (as hereinafter defined) of the then outstanding Class B Preference shares, divided rateably amongst the holders thereof. If within 6 months after the expiration of any financial year of the Corporation the Board in its discretion shall not have declared the said dividend on the Class B Preference shares for such financial year then the rights of the holders of the Class B Preference shares to such dividend for such financial year are forever extinguished. The holders of the Class B Preference shares shall not be entitled to any dividends other than or in excess of the dividends hereinbefore provided for.

(b)	In the event of the liquidation, dissolution or winding up of the Corporation or other distribution of assets of the Corporation among shareholders for the purpose of winding up its affairs, and after payment to the holders of any Class A Preference shares of the amounts to which they are entitled as herein provided, the holders of the Class B Preference shares are entitled to receive, from the assets and the property of the Corporation, for each such Class B Preference share held by them, an amount equivalent to the Class B Preference Share Redemption Price (as hereinafter defined) together with all dividends declared and remaining unpaid on such Class B Preference share, before any amount may be paid or any assets or property of the Corporation may be distributed to the holders of any Class C Preference shares or any common shares. After payment to the holders of the Class B Preference shares of the amounts so payable to them as above provided, they shall not be entitled to share in any further distribution of the assets or property of the Corporation.

(c)	The Corporation may at any time or from time to time, subject to the provisions of the Act, purchase (if obtainable) for cancellation all or any part of the Class B Preference shares then outstanding pursuant to tenders or, with the unanimous consent of the holders of all issued Class B Preference shares, by private contract at the lowest price at which, in the opinion of the Board, such shares are obtainable but not exceeding, for each Class B Preference share an amount equivalent to the Class B Preference Share Redemption Price (as hereinafter defined) and all dividends declared and remaining unpaid on such Class B Preference share. If, in response to an invitation for tenders, two or more shareholders submit tenders at the same price and if such tenders are accepted by the Corporation in whole or in part, then unless the Corporation accepts all such tenders in whole, the Corporation shall accept such tenders pro-rata disregarding fractions and the Board may make such adjustments as may be necessary to avoid the purchase of fractional parts of shares.

(d)	The Corporation may redeem at any time the whole or from time to time any part of the then outstanding Class B Preference shares on payment, subject to the provisions of s.34(2) of the Act, as now enacted or as the same may from time to time be amended, re-enacted or replaced (and in the case of such amendment, re-enactment or replacement, any references herein are read as referring to such amended, re-enacted or replaced provisions), for each Class B Preference share to be redeemed, of an amount equivalent to the aggregate fair market value, as determined by the Board, of the aggregate consideration for which such Class B Preference shares then outstanding were issued, divided by the number of Class B Preference shares then outstanding, which amount is herein referred to as the “Class B Preference Share Redemption Price”, together with all dividends declared and remaining unpaid on such Class B Preference share. Provided, however, if the Minister of National Revenue shall determine that the aggregate fair market value of the aggregate consideration for which such Class B Preference shares then outstanding were issued, is greater than or less than the fair market value as determined by the Board, then the Class B Preference Share Redemption Price is the fair market value as determined by the Minister of National Revenue or such other amount as may be finally determined by virtue of objections and/or appeals taken pursuant to the Income Tax Act (Canada) in the event that such objections and/or appeals are taken, divided by the number of Class B Preference shares then outstanding. In case a part only of the then outstanding Class B Preference shares is at any time to be redeemed, the shares so to be redeemed must be selected pro-rata disregarding fractions and the Board may make such adjustments as may be necessary to avoid the redemption of fractional parts of shares; provided that with the consent of the holders of all of the then outstanding Class B Preference shares, the Class B Preference shares to be redeemed may be selected in any other manner including without limitation the selection of all or any part of the Class B Preference shares of any particular holder or holders thereof.

(e)	In the case of redemption of Class B Preference shares under the provisions of clause (d) hereof, the Corporation shall give such notice (if any) as the Board may determine to each registered holder of Class B Preference shares to be redeemed of the intention of the Corporation to redeem such Class B Preference shares. On the date specified by the Board for redemption, the Corporation shall pay to or to the order of the registered holder of the Class B Preference shares to be redeemed, for each Class B Preference share to be redeemed, the Class B Preference Share Redemption Price together with all dividends declared and remaining unpaid on such Class B Preference share, on presentation and surrender to the Corporation of the certificate or certificates representing the Class B Preference shares to be redeemed. If any holder has not surrendered the certificate for a Class B Preference share to be redeemed, the Corporation may pay the Class B Preference Share Redemption Price and all dividends declared and remaining unpaid on such Class B Preference share to an account in any chartered bank in Canada (of which notice may be given to such holder) to be paid without interest to or to the order of the holder of such Class B Preference share called for redemption upon presentation and surrender to such bank of the certificate representing the same, and upon such deposit being made or upon the date specified by the Board for redemption, whichever is the later, the Class B Preference shares in respect whereof payment shall have been made must be redeemed and the rights of the holders thereof shall thereafter be limited to receiving without interest their proportionate part of the amounts so deposited against presentation and surrender of the said certificates held by them respectively.

(f)	The Corporation shall, at the request of any holder of Class B Preference shares and upon being given notice as hereinafter contained, redeem at any time the whole or from time to time any part of the Class B Preference shares of such holder on payment subject to the provisions of s.34(2) of the Act, as now enacted or as the same may from time to time be amended, re-enacted or replaced (and in the case of such amendment, re-enactment or replacement, any references herein are read as referring to such amended, re-enacted or replaced provisions), for each Class B Preference share to be redeemed, of an amount equivalent to the Class B Preference Share Redemption Price together with all dividends declared and remaining unpaid on such Class B Preference share.

(g)	The redemption right provided for in clause (f) hereof may be exercised by notice in writing given to the Corporation at its registered office accompanied by the certificate or certificates representing Class B Preference shares in respect of which the holder thereof desires to exercise such right of redemption and such notice must be signed by the person registered on the records of the Corporation as the holder of the Class B Preference shares in respect of which such right is being exercised or by his duly authorized attorney and shall specify the number of Class B Preference shares which the holder desires to have redeemed. Within 60 days of the date of mailing by registered mail of the notice in writing hereinbefore referred to, the Corporation shall pay or cause to be paid to or to the order of the registered holder of the Class B Preference shares to be redeemed, for each Class B Preference share to be redeemed, the Class B Preference Share Redemption Price together with all dividends declared and remaining unpaid on such Class B Preference share. If a part only of the shares represented by any certificate be redeemed, a new certificate for the balance must be issued at the expense of the Corporation.

(h)	The holders of the Class B Preference shares shall not, as such, be entitled to receive notice of or to attend any meeting of the shareholders of the Corporation and shall not be entitled to vote at any such meeting, except as specifically provided otherwise in the Act.

Class C Preference Shares - Non-Cumulative, Redeemable, Retractable, Voting with Dividend of 1% - 12%

G. The Class C Preference shares shall have attached thereto the following rights, privileges, restrictions and conditions:

(a)	The holders of the Class C Preference shares are entitled to receive when, as and if declared thereon by the Board, non-cumulative dividends, at a rate per annum as determined from time to time by the Board but such rate per annum shall not be less than 1% or greater than 12% of the aggregate of the Class C Preference Share Redemption Prices (as hereinafter defined) of the then outstanding Class C Preference shares, divided rateably amongst the holders thereof. If within 6 months after the expiration of any financial year of the Corporation the Board in its discretion shall not have declared the said dividend on the Class C Preference shares for such financial year then the rights of the holders of the Class C Preference shares to such dividend for such financial year are forever extinguished. The holders of the Class C Preference shares shall not be entitled to any dividends other than or in excess of the dividends hereinbefore provided for.

(b)	In the event of the liquidation, dissolution or winding up of the Corporation or other distribution of assets of the Corporation among shareholders for the purpose of winding up its affairs, and after payment to the holders of any Class A Preference shares or Class B Preference shares of the amounts to which they are entitled as herein provided, the holders of the Class C Preference shares are entitled to receive, from the assets and the property of the Corporation, for each such Class C Preference share held by them, an amount equivalent to the Class C Preference Share Redemption Price (as hereinafter defined) together with all dividends declared and remaining unpaid on such Class C Preference share, before any amount may be paid or any assets or property of the Corporation may be distributed to the holders of any common shares. After payment to the holders of the Class C Preference shares of the amounts so payable to them as above provided, they shall not be entitled to share in any further distribution of the assets or property of the Corporation.

(c)	The Corporation may at any time or from time to time, subject to the provisions of the Act, purchase (if obtainable) for cancellation all or any part of the Class C Preference shares then outstanding pursuant to tenders or, with the unanimous consent of the holders of all issued Class C Preference shares, by private contract at the lowest price at which, in the opinion of the Board, such shares are obtainable but not exceeding, for each Class C Preference share an amount equivalent to the Class C Preference Share Redemption Price (as hereinafter defined) and all dividends declared and remaining unpaid on such Class C Preference share. If, in response to an invitation for tenders, two or more shareholders submit tenders at the same price and if such tenders are accepted by the Corporation in whole or in part, then unless the Corporation accepts all such tenders in whole, the Corporation shall accept such tenders pro-rata disregarding fractions and the Board may make such adjustments as may be necessary to avoid the purchase of fractional parts of shares.

(d)	The Corporation may redeem at any time the whole or from time to time any part of the then outstanding Class C Preference shares on payment, subject to the provisions of s.34(2) of the Act, as now enacted or as the same may from time to time be amended, re-enacted or replaced (and in the case of such amendment, re-enactment or replacement, any references herein are read as referring to such amended, re-enacted or replaced provisions), for each Class C Preference share to be redeemed, of an amount equivalent to the aggregate fair market value, as determined by the Board, of the aggregate consideration for which such Class C Preference shares then outstanding were issued, divided by the number of Class C Preference shares then outstanding, which amount is herein referred to as the “Class C Preference Share Redemption Price”, together with all dividends declared and remaining unpaid on such Class C Preference share. Provided, however, if the Minister of National Revenue shall determine that the aggregate fair market value of the aggregate consideration for which such Class C Preference shares then outstanding were issued, is greater than or less than the fair market value as determined by the Board, then the Class C Preference Share Redemption Price is the fair market value as determined by the Minister of National Revenue or such other amount as may be finally determined by virtue of objections and/or appeals taken pursuant to the Income Tax Act (Canada) in the event that such objections and/or appeals are taken, divided by the number of Class C Preference shares then outstanding. In case a part only of the then outstanding Class C Preference shares is at any time to be redeemed, the shares so to be redeemed must be selected pro-rata disregarding fractions and the Board may make such adjustments as may be necessary to avoid the redemption of fractional parts of shares; provided that with the consent of the holders of all of the then outstanding Class C Preference shares, the Class C Preference shares to be redeemed may be selected in any other manner including without limitation the selection of all or any part of the Class C Preference shares of any particular holder or holders thereof.

(e)	In the case of redemption of Class C Preference shares under the provisions of clause (d) hereof, the Corporation shall give such notice (if any) as the Board may determine to each registered holder of Class C Preference shares to be redeemed of the intention of the Corporation to redeem such Class C Preference shares. On the date specified by the Board for redemption, the Corporation shall pay to or to the order of the registered holder of the Class C Preference shares to be redeemed, for each Class C Preference share to be redeemed, the Class C Preference Share Redemption Price together with all dividends declared and remaining unpaid on such Class C Preference share, on presentation and surrender to the Corporation of the certificate or certificates representing the Class C Preference shares to be redeemed. If any holder has not surrendered the certificate for a Class C Preference share to be redeemed, the Corporation may pay the Class C Preference Share Redemption Price and all dividends declared and remaining unpaid on such Class C Preference share to an account in any chartered bank in Canada (of which notice may be given to such holder) to be paid without interest to or to the order of the holder of such Class C Preference share called for redemption upon presentation and surrender to such bank of the certificate representing the same, and upon such deposit being made or upon the date specified by the Board for redemption, whichever is the later, the Class C Preference shares in respect whereof payment shall have been made must be redeemed and the rights of the holders thereof shall thereafter be limited to receiving without interest their proportionate part of the amounts so deposited against presentation and surrender of the said certificates held by them respectively.

(f)	The Corporation shall, at the request of any holder of Class C Preference shares and upon being given notice as hereinafter contained, redeem at any time the whole or from time to time any part of the Class C Preference shares of such holder on payment subject to the provisions of s.34(2) of the Act, as now enacted or as the same may from time to time be amended, re-enacted or replaced (and in the case of such amendment, re-enactment or replacement, any references herein are read as referring to such amended, re-enacted or replaced provisions), for each Class C Preference share to be redeemed, of an amount equivalent to the Class C Preference Share Redemption Price together with all dividends declared and remaining unpaid on such Class C Preference share.

(g)	The redemption right provided for in clause (f) hereof may be exercised by notice in writing given to the Corporation at its registered office accompanied by the certificate or certificates representing Class C Preference shares in respect of which the holder thereof desires to exercise such right of redemption and such notice must be signed by the person registered on the records of the Corporation as the holder of the Class C Preference shares in respect of which such right is being exercised or by his duly authorized attorney and shall specify the number of Class C Preference shares which the holder desires to have redeemed. Within 60 days of the date of mailing by registered mail of the notice in writing hereinbefore referred to, the Corporation shall pay or cause to be paid to or to the order of the registered holder of the Class C Preference shares to be redeemed, for each Class C Preference share to be redeemed, the Class C Preference Share Redemption Price together with all dividends declared and remaining unpaid on such Class C Preference share. If a part only of the shares represented by any certificate be redeemed, a new certificate for the balance must be issued at the expense of the Corporation.

(h)	The holders of the Class C Preference shares are entitled to receive notice of and to attend any meeting of the shareholders of the Corporation (except meetings at which pursuant to the Act only holders of a specified class of shares other than the Class C Preference shares are entitled to vote) and are entitled to one vote at any such meeting for each Class C Preference share held by them respectively.

Right to Declare Dividends

H. A dividend may be declared on any class of shares of the Corporation without there being a dividend declared on any other class of shares of the Corporation and different rates of dividends may be declared on the different classes of shares of the Corporation, all in the discretion of the Board.

SCHEDULE II

ATTACHED TO AND FORMING PART OF

ARTICLES OF INCORPORATION FOR

Snow Lake Resources Ltd. (the “Corporation”)

A. The number of security holders of the Corporation, whether the securities (other than non-convertible debt securities) are beneficially owned, directly or indirectly, is limited to 50 persons, not including employees and former employees of the Corporation or its affiliates, provided that each person is counted as one beneficial owner unless the person is created or used solely to purchase or hold securities of the Corporation in which case each beneficial owner or each beneficiary of the person, as the case may be, must be counted as a separate beneficial owner.

B. Any invitation to the public to subscribe for any securities of the Corporation is prohibited.

C. The Corporation has a lien on securities registered in the name of a security holder who is indebted to the Corporation for the amount of the debt owing by such security holder to the Corporation.

    / )ENTREPRENEURSHIP

_,,rj.f MAN      I TO BA

Companies Office

1010-405 Broadway, Winnipeg, Manitoba, Canada R3C 3L6

T 204-945-2500 F 204-945-1459

www.manitoba.ca/emb

Snow Lake Resources Ltd.	28-May-2018
THOMPSON DORFMAN SWEATMAN LLP SUITE 2200 - 201 PORTAGE AVE

WINNIPEG, MB, CANADA R3B 3L3

Re:	Snow Lake Resources Ltd.
BN/NE:	752692889MC0001
(Our Registry Number I Notre numero de registre: 10018421)

When you registered/incorporated your company with the Companies Office, we obtained a Business Number (BN) on your behalf. The BN is administered by Canada Revenue Agency (CRA). You may use this number whenever you need to contact us. Your BN is:

Business Number (BN)	Account Identifier
752692889MC000I

The first nine digits of the BN are unique to either the registrants of your business name or to your corporation. It stays the same regardless of how many or what type of government accounts you add to it. The two letters in the Account Identifier represent the program area, in this case, Manitoba Companies Office. The last four digits identify the account number within that program area.

If you need to register for any accounts with Taxation Division, of the Department of Finance, Manitoba or CRA, please ensure that you provide them with your BN. When an account is opened it will have the same BN, but a different account identifier. Once registered, you will be able to use this number when dealing with these offices.

If you have any questions regarding this matter, please call us at (204) 945-2500 or toll free at 1-888-246-8353. You may also visit the One Business-One Number website at http://www.gov.mb.ca/jec/emb/bn/

Lorsque vous avez enregistre votre entreprise aupres de I’Office des compagnies ou l’avez constituee en societe, nous avons obtenu un numero d’entreprise (NE) en votre nom. Le NE est administre par l’Agence du revenu du Canada (ARC). Vouspouvez utiliser ce numero chaque fois que vous avez besoin de communiquer avec nous. Vos coordonrees sont !es suivantes :

Numero d’entreprise (NE)	Identificateur de compte
752692889MC0O01

Les neuf premiers chiffres du NE sont reserves exclusivement aux personnes qui ont enregistre votre nom commercial ou a votre corporation. Le NE demeure le meme, quel que soit le nombre ou le genre de comptes gouvemementaux que vous lui ajoutez. Les deux lettres de l’identificateur de compte representent le secteur de programmes, soit, dans le cas present, I’Office des compagnies du Manitoba. Les quatre demiers chiffres indiquent le numero de compte dans le secteur de programmes en questions.

Si vous devez ouvrir un compte aupres de la Division des taxes du ministere des Finances du Manitoba ou de I’ARC, assurez-vous d’ indiquer votre NE. Un nouveau compte sera associe au NE invariable, mais ii aura un identificateur de compte different. Apres votre inscription, vous pourrez utiliser le NE et I’identificateur pour trailer avec la Division des taxes ou I’ ARC.

Si vous avez des questions au sujet des renseignements ci-dessus, veuillez composer le (204) 945-2500 ou le 1 888 256-8353 (appels sans frais). Yous pouvez aussi visiter le site Web ‘Une entreprise, un numero a l’adresse http://www.g,ov.mb.ca/jec/emb/bn/index. fr.html

ONE BUSINESS/ONE NUMBER	UNE ENTREPRISE, UN NUMERO
Simplifying, your dealings with Government!	Simplifiez vos relations avec le gouvemement!